SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14 INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant [X]
Filed by party other than the registrant  [_]


Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                          LIFESTREAM TECHNOLOGIES, INC.
                 (Name of Registrant as Specified in Its Charter
                      and of Person Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transactions applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement no.:
    (3) Filing Party:
    (4) Date Filed:

                          LIFESTREAM TECHNOLOGIES, INC.
             510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 28, 2004

To our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders (hereinafter, "the Special Meeting") of Lifestream Technologies, Inc. (hereinafter, "the Company"), a Nevada corporation, which will be held at Red Lion Templin's Resort located at 414 East First Avenue, Post Falls, Idaho, on April 28, 2004, at 9:00 a.m., Pacific Time, or at any and all adjournments thereof. The sole purpose of the Special Meeting is to approve an amendment (the "Amendment") to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 shares to 750,000,000 shares.

This matter is more fully discussed in the Proxy Statement accompanying this Notice. We believe the approval of this Amendment is imperative in view of the Company's financial condition and operational needs and its consequent need for additional authorized shares for the purpose of obtaining additional financing.

The Board of Directors of the Company has unanimously determined that the proposed Amendment is advisable and in the best interests of the Company and recommends that you vote FOR the Amendment.

The Board has fixed the close of business on March 04, 2004, as the record date for determining those stockholders who will be entitled to notice of, and to vote at, the Special Meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

Approval of the proposed Amendment requires the affirmative vote of at least a majority of the outstanding shares of the Company's Common Stock, whether present in person or represented by proxy. Accordingly, it is important that your shares be represented at the meeting. THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS IN ORDER TO OBTAIN THE NECESSARY APPROVAL. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked, in writing, at any time prior to the time it is voted. You may also revoke your proxy by attending the meeting and voting in person.

Please read the proxy materials carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                           Very truly yours,


                           /s/ Christopher Maus
                           -----------------------------------------------------
                           Christopher Maus, Chairman of the Board of Directors, President and Chief Executive Officer
Post Falls, Idaho
March 18, 2004

               STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES

            PROXY STATEMENT FOR A SPECIAL MEETING OF STOCKHOLDERS OF
                          LIFESTREAM TECHNOLOGIES, INC.
                            TO BE HELD APRIL 28, 2004

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (hereinafter, the "Board") of Lifestream Technologies, Inc. (hereinafter, the "Company"), a Nevada corporation, of proxies to be voted at a Special Meeting of Stockholders (hereinafter, "the Special Meeting") to be held at Red Lion Templin's Resort located at 414 East First Avenue, Post Falls, Idaho on April 28, 2004, at 9:00 a.m. Pacific Time or at any and all adjournments or postponements thereof, for the purpose set forth in the accompanying Notice of Special Meeting of Stockholders (hereinafter, "the Notice"). This Proxy Statement and the proxy card will be first mailed to Stockholders on or about April 2, 2004.

                         VOTING RIGHTS AND SOLICITATION

The close of business on March 04, 2004, was the record date for stockholders entitled to notice of, and to vote at, the Special Meeting. As of that date, 154,675,276 shares of the Company's Common Stock, $0.001 par value per share (hereinafter "the Common Stock"), were issued and outstanding. The Company did not have any other class of equity securities outstanding as of the record date. All shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Special Meeting, and stockholders of record entitled to vote at the Special Meeting will have one vote for each share so held on the matter to be voted upon.

There will not be any matters presented at the Special Meeting other than the proposal set forth in this Proxy Statement and accompanying Notice. Any stockholder has the right to revoke his or her proxy at any time before it is voted by either delivering to the Company at its principal executive offices at 510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854, Attn: Chief Financial Officer, a written notice of revocation or duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

Approval of the proposed Amendment will require the affirmative vote of a majority of the outstanding shares of Common Stock, cast by the Stockholders entitled to vote, in person or by proxy. Broker non-votes and abstentions will have the effect of a vote against the proposal being submitted for stockholder approval.

The cost of this solicitation will be borne by the Company. Proxies will be solicited principally through the use of the mail, but, if deemed desirable, may be solicited personally or by telephone, electronic mail, telegraph, or personal interview by directors, officers and employees of the Company for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

     QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

WHY ARE WE CALLING THIS SPECIAL MEETING?
         To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 to 750,000,000.

WHO IS ENTITLED TO VOTE AT THE MEETING?
         Stockholders of record of Common Stock at the close of business on March 4, 2004 may vote at the meeting. On March 04, 2004, 154,675,276 shares of Common Stock were outstanding and eligible to vote.

WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND
A "STREET NAME" HOLDER?
         If your shares are registered directly in your name with Nevada Agency & Trust Company, our transfer agent, you are considered the shareholder of record of those shares.
         If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in "street name."

HOW DO I VOTE MY SHARES?
         If you are a shareholder of record, you can give a proxy to be voted at the meeting by mailing the enclosed proxy card.
         If you hold your shares in "street name," you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

CAN I VOTE MY SHARES IN PERSON AT THE MEETING?
         Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting.
         However, if you are a "street name" holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.
         Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

WHAT IS THE RECOMMENDATION OF THE BOARD OF DIRECTORS?
         The Board of Directors recommends a vote FOR the Amendment increasing the authorized Common Stock.

WHY IS THE COMPANY SEEKING SHAREHOLDER APPROVAL FOR THE AMENDMENT?
         Under Nevada law, we need shareholder approval to amend our Articles of Incorporation to increase the number of authorized shares of Common Stock.

WILL THE COMPANY BE SUBJECT TO ANY IMMEDIATE ADVERSE EFFECTS IF THE AMENDMENT IS NOT APPROVED?
         We require additional authorized common shares to enable us to issue our common stock (a) under our existing stock option plans, (b) upon full exchange of certain outstanding debentures and the exercise of related stock purchase warrants, (c) upon conversion of certain outstanding convertible promissory notes, (d) in the event of exercise of an option to purchase $1.22 in additional convertible debentures and the exercise of related stock purchase warrants, and (e) as consideration in connection with future financings that we may agree to. In the event that stockholders do not authorize the Amendment, we will be unable to meet the foregoing contingencies, we may be in default of certain contractual obligations, and, ultimately, we may be forced to curtail or cease operations. Our Board of Directors believes that it is critical to our continued viability that we authorize additional common stock for the foregoing purposes and to continue to implement our current business and marketing strategies.

WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?
         If you do not specify on your proxy card how you want to vote your shares, we will vote them FOR the Amendment.

CAN I CHANGE MY VOTE?
         Yes. You can revoke your proxy at any time before it is exercised in any of three ways:
         o By submitting written notice of revocation to our Secretary;
         o By submitting another proxy by mail with a later date and, if by mail, that is properly signed; or
         o By voting in person at the meeting.

IS THE APPROVAL BY THE SHAREHOLDERS ALREADY ASSURED?
         Our Board of Directors and officers as a group own or control approximately 5.53% of our voting shares. While they have unanimously approved and recommended the Amendment, there are no other agreements in place that would assure shareholder approval of the Amendment.

ARE THERE ANY OTHER MATTERS TO BE ACTED UPON AT THE MEETING?
         Under our bylaws, no other business besides that specified in the Notice may be transacted at this Special Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT (1)

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 4, 2004 by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each current director, (iii) each executive officer, and (iv) all current directors and executive officers as a group. A person is also deemed to be a beneficial owner of any securities to which the person has the right to acquire beneficial ownership within sixty days. All shares are subject to the named person's sole voting and investment power unless otherwise indicated.

                                                                                PERCENT OF
                                                                   SHARES    OUTSTANDING SHARES
                                                                BENEFICIALLY    BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER (2)                           OWNED          OWNED (3)
----------------------------------------                        ------------ ------------------
DIRECTORS AND OFFICERS
----------------------
    Christopher Maus (4) ...................................     3,467,367             2.23%

    Michael Crane (5) ......................................     3,125,391             2.02%

    Robert Boyle (6) .......................................       314,700      Less than 1%

    William Gridley (7) ....................................       199,000      Less than 1%

    Neil Luckianow .........................................           -0-      Less than 1%

    Edward Siemens (8) .....................................       609,385      Less than 1%

    Brett Sweezy (9) .......................................       692,936      Less than 1%

    Jackson Connolly (10) ..................................       251,706      Less than 1%
                                                                 ---------     ------------

    ALL DIRECTORS AND OFFICERS AS A GROUP (8 PERSONS) (11)..     8,660,485             5.53%
                                                                 ---------     ------------


                                                                       SHARES BENEFICIALLY        PERCENT OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER (2)                                      OWNED             BENEFICIALLY OWNED (3)
----------------------------------------                               -------------------      ----------------------
OTHER BENEFICIAL OWNERS:
------------------------
    RAB Europe Fund Limited (12)............................                15,950,000                9.99%
        c/o RAB Capital Limited
        Attn: Phillip Richards, Director
        No. 1 Adam Street
        London W2CN 6LE, United Kingdom

    Mercer Management (13)..................................                11,194,661                7.09%
        c/o Gordon Rock
        5820 East Mercer Way
        Seattle, WA 98040

----------
(1) Based upon information furnished to the Company by the beneficial owners or otherwise obtained from the stock transfer books of the Company.
(2) Unless otherwise indicated, the business address for each beneficial owner is c/o Lifestream Technologies, Inc., 510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854.
(3) Percentage of ownership is based upon 154,675,276 actual shares of Common Stock outstanding on March 4, 2004. Shares of Common Stock subject to stock options or warrants that are currently exercisable or will become exercisable within 60 days after March 04, 2004, and shares of Common Stock subject to convertible term notes that are currently convertible or will become convertible within 60 days after March 04, 2004, are deemed outstanding for computing the beneficial ownership percentage of the person or group holding such options, warrants and notes, but are not deemed outstanding for computing the percentage of any other person or group.

(4) Includes 622,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 4, 2004.
(5) Includes 142,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 4, 2004. Excludes 101,590 common shares held by Lochnau, Inc., a privately held investment management corporation for which Mr. Crane serves as Chairman of the Board of Directors, to which Mr. Crane disclaims any beneficial ownership.
(6) Includes 122,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 4, 2004.
(7) Includes 72,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 4, 2004.
(8) Includes 408,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 4, 2004.
(9) Includes 393,297 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 4, 2004.
(10) Includes 146,739 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 4, 2004.
(11) Includes 1,907,036 shares issuable upon exercise of options and warrants that are currently exercisable or will become exercisable within 60 days after March 4, 2004.
(12) RAB Europe Fund Ltd., as of March 04, 2004, owned convertible term notes of ours that can be converted into 40,200,000 shares of our Common Stock. RAB Europe Fund Ltd. does not have the right to convert any debt, to the extent such conversion would cause RAB Europe Fund Ltd., together with its affiliates, to have acquired a number of shares of our Common Stock during the 60-day period ending on the date of conversion which, when added to the number of shares of our Common Stock held at the beginning of such 60-day period, would exceed 9.99% of the number of shares of our Common Stock then outstanding. The number of shares beneficially owned by RAB Europe Fund Ltd., in the table above, reflects this limitation.
(13) Includes 799,500 shares issuable upon exercise of options and warrants that are currently exercisable or will become exercisable within 60 days after March 4, 2004. Also includes 2,440,000 shares issuable upon conversion of convertible term notes that are currently convertible or will become convertible within 60 days after March 4, 2004.



                                   PROPOSAL 1

     APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO
                     INCREASE THE AUTHORIZED CAPITALIZATION

Our Board of Directors (the "Board") has unanimously adopted a resolution proposing and recommending stockholder approval of an amendment to the Company's Articles of Incorporation which will increase the Company's authorized number of shares of Common Stock from 250,000,000 shares, par value $0.001 per share, to 750,000,000 shares, par value $0.001 per share. The increase in the number of authorized Common Stock would not affect the authorized number of shares of preferred stock, which would remain at 15,000,000 shares, none of which have been issued. As of March 04, 2004, the Company had 154,675,276 shares of Common Stock outstanding.

Our Board believes it is imperative that the Company's authorized number of shares of Common Stock be increased in order to provide sufficient authorized but unissued Common Stock to permit the exercise of outstanding options and warrants and the conversion of outstanding convertible debentures. The Board also believes that the proposed amendment will provide equity for the future financial and other needs of the Company and recommends such amendment to the Shareholders for adoption. If the amendment is adopted, it will become effective upon filing with the secretary of state of the State of Nevada.

BACKGROUND INFORMATION
As of June 30, 2003, we had 92,894,590 common shares issued and outstanding and approximately 7,105,410 unissued shares available for issuance. In August 2003, a debenture holder converted $700,000 of principal and accrued interest into 7 million common shares, leaving only 105,410 unissued shares. As discussed in our Annual Report for the fiscal year ended June 30, 2003, and in the Management's Discussion and Analysis sections of our Annual Report filed with the Securities and Exchange Commission (the "SEC") for the fiscal year ended June 30, 2003 (see "Substantial Doubt As To Our Ability to Continue As A Going Concern"), because of our substantial accumulated operating and net losses and our negative operating cash flows incurred by the Company since inception, our ability to continue as a going concern has been dependent on our obtaining additional equity infusions or alternative financing.

On September 15, 2003, our Board approved the sale and issuance of $3,350,000 of 8% convertible debentures, due September 2006, and Common Stock purchase warrants. The debentures were convertible into 25,769,231 shares of Common Stock at $0.13 a share, and the warrants were exercisable into 12,884,615 additional shares of Common Stock. In accordance with the purchase agreement governing this transaction, in December 2003 our shareholders approved an amendment to our certificate of incorporation increasing the number of authorized common shares from 100,000,000 to 250,000,000 authorized shares.

Due to the continued decline of the price of our Common Stock and our desire to cause investors to convert their debentures, on January 13, 2004, the Company entered into an Exchange Agreement with each holder of its convertible debentures that were issued in September 2003. Under the Exchange Agreement, each debenture holder agreed, subject to a 4.99% beneficial ownership limitation, to exchange the principal amount of its debenture for shares of the Company's Common Stock, at the rate of $0.09 of debenture principal per share of Common Stock. Accrued but unpaid interest on each note was paid at the time of the exchange by the issuance of additional shares of Common Stock at the rate of $0.09 per share. Accordingly, in January 2004 the Company issued 34,655,011 shares of Common Stock upon exchange of debenture principal in the amount of $2,975,624 and the payment of accrued but unpaid interest.

In December 2003, three debenture holders converted $1,279,241 of principal and interest into 12,378,778 common shares and in February 2004 two investors exercised previously issued Common Stock purchase warrants into 4,615,384 common shares.

As a result of the above-described financings and other issuances of shares, we issued approximately 62,000,000 shares of Common Stock during the period of August 2003 through February 2004 resulting in 154,675,276 common shares outstanding at March 4, 2004.

RECENT FINANCINGS
On February 19, 2004 we consummated the sale of $2,775,000 of convertible debentures and Common Stock purchase warrants. In the event that the debentures are converted at the stated conversion price of $.05 per share, we would be required to issue approximately 55,500,000 shares of Common Stock. In the event that the warrants are converted at the $.065 per share exercise price, we would be required to issue an additional approximately 16,650,000. The conversion price is subject to adjustment upon the occurrence of certain events including stock dividends, subdivisions, combinations and reclassifications of the Company's Common Stock. In addition, we are required to register 125% of the number of shares issuable upon conversion of the debentures and exercise of the warrants. This registration requirement obligates the Company to register and reserve for issuance a total of 90,187,500 shares upon conversion of the debentures and exercise of the warrants. In connection with the debenture purchase agreement, the Company agreed to seek shareholder approval to increase the number of authorized common shares to 500,000,000.

Subject to obtaining shareholder approval to increase the number of authorized common shares, investors in the February 19, 2004 financing have been granted the option to purchase up to an additional $1.22 million in convertible debentures and warrants with terms and conditions substantially identical to those applicable to the February 19, 2004 transaction. If these debentures are sold and converted and the related warrants are issued and exercised, we will be required to issue an additional 42,864,865 shares of Common Stock.

In March 2004, we issued an additional $122,000 of convertible debentures from which we received $100,000 in net proceeds after an original issue discount of $22,000. We also issued 732,000 of detachable stock purchase warrants in connection with this transaction. The convertible debentures and common stock purchase warrants have identical terms and conditions to those issued on February 19, 2004 and could be converted into 3,172,000 shares.

SUMMARY OF POSSIBLE ISSUANCE OF SHARES FOR EXISTING INSTRUMENTS
As of March 4, 2004, we had 154,675,276 shares of Common Stock outstanding, and we could be required to issue up to an additional 197,020,560 shares, as follows:

              ---------------------------------------------------------------------------------------------------
              Shares issuable upon exercise of outstanding stock options                               5,619,748
              ---------------------------------------------------------------------------------------------------
              Shares issuable under the Company's stock option plans upon exercise
              of stock options not yet granted                                                         3,698,926
              ---------------------------------------------------------------------------------------------------
              Shares  issuable upon exchange of remaining  debentures and exercise of
              warrants issued in September 2003                                                       10,484,521
              ---------------------------------------------------------------------------------------------------
              Shares issuable upon conversion of RAB Europe Fund Limited  convertible
              notes                                                                                   40,200,000
              ---------------------------------------------------------------------------------------------------
              Shares  issuable upon conversion of debentures and exercise of warrants
              issued in February and March 2004                                                       75,322,000
              ---------------------------------------------------------------------------------------------------
              Additional  shares to be  registered  in  connection  with the February
              and March 2004 financing to cause 125% registration coverage                            18,830,500
              ---------------------------------------------------------------------------------------------------
              Shares issuable in the event of exercise of option to purchase
              $1.22 million in debentures and warrants, and the conversion and exercise
              thereof                                                                                 42,864,865
                                                                                                      ----------
              ---------------------------------------------------------------------------------------------------
              TOTAL SHARES ISSUABLE                                                                  197,020,560
                                                                                                     ===========
              ---------------------------------------------------------------------------------------------------

We currently are unable to repay our convertible debentures, which are due commencing February 2006 and continuing to December 2006, and are payable in cash. Our currently authorized shares will permit the conversion of only a portion of these instruments. If we do not authorize additional common shares and we do not have cash to repay the debentures at maturity, we will be in default of the debentures, and will be subject to claims for damages. In the absence of additional authorized shares, we are also unable to comply with the terms of a recent financing requiring us to register 125% of the common shares underlying the debentures and warrants issued in our February and March 2004 financings, and we will have insufficient authorized shares to permit us to complete the additional $1.22 million in convertible debentures and warrants which the investors in the February 19, 2004 have been granted the option to purchase. Moreover, there is not sufficient equity available to fund any additional equity financing for the Company.

REQUIREMENT FOR ADDITIONAL AUTHORIZED SHARES
Although the financings we have consummated provided funds necessary for the Company to continue as a going concern and provided minimal working capital, we continue to need substantial additional capital, either through substantial capital infusions, periodic, smaller capital infusions or alternative traditional financings, both to fund current operating needs pending our ability to generate positive cash flow from operations, and to fund production of our product and additional marketing efforts which we believe are critical to our plan for achieving such positive cash flow from operations.

While we have issued a substantial number of shares in equity financing transactions at a discount to the then current market price for our shares, the capital infusion provided by such financings was not available to us from other sources, and the capital that was provided enabled us to fund our ongoing operational needs, our planned inventory purchases and to partially fund the on-going marketing campaign we began in October 2003. Without that funding, we would likely have been forced to curtail, and possibly cease, operations.

The approval of the Amendment by our stockholders cannot assure that we will be able to raise additional funds through the issuance of stock or convertible notes, or otherwise. However, following approval of the Amendment, and the improvement to our financial statements and position that the recent financings provide, we believe we will be in a position to obtain the additional financing necessary to continue to implement our business plan. In addition to such increased authorized stock being available for additional financing, our Board would have the flexibility to use the additional authorized stock for any reasonable business and financial purposes, including providing equity incentives to consultants, employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products. Except as set forth above, the Company has not identified particular financings or other specific purposes for which the newly authorized shares will be issued.

EFFECT ON EXISTING STOCKHOLDERS
The additional Common Stock to be authorized will have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed Amendment and issuance of the Common Stock will not affect the rights of the holders of currently outstanding Common Stock of the Company, except for the dilutive effects incidental to issuing additional shares of Common Stock and increasing the number of shares of Common Stock outstanding. The issuance of additional Common Stock will have a significant dilutive effect on the ownership interests of the Company's existing Stockholders such as dilution to any future net income per share and any future payment of dividends per share, if and when the Company becomes profitable, dilution to the voting rights of current holders of Common Stock and by potentially decreasing the market value of the Common Stock to the extent shares are sold for a price less than the current market value of the stock. Furthermore, the increase in the number of shares of Common Stock available for sale in the market, particularly if we agree to register such shares for public resale, could represent an overhang on the market and could depress the market price of our Common Stock.

Because listing maintenance requirements on both the OTC-BB and Pink Sheets require timely public filings of financial and other information, but do not require shareholder approval for issuing additional shares, even if the transactions involve the issuance of a substantial percentage of shares and such shares are deemed to be issued at less than market price, the issuance of our shares in connection with additional financings will generally be solely within the discretion of the Board of Directors except in situations where Nevada corporate law requires stockholder approval such as the issuance of stock in a merger. Shares may be issued, in the discretion of the Board of Directors, in connection with normal corporate financing and similar transactions without any prior notice to Stockholders.

Holders of the Company's Common Stock have no preemptive rights to purchase additional shares upon issuance of additional shares by the Company. Under Nevada law, the Company's Stockholders are not entitled to appraisal rights with respect to the proposed increase in the number of authorized shares.

ADDITIONAL AUTHORIZED SHARES ARE NOT SOUGHT FOR ANTI-TAKEOVER PURPOSES Increasing the number of authorized shares of the Company's Common Stock is not motivated by takeover concerns and is not intended by the Board to be an anti-takeover measure. The proposed amendment is not in response to any known effort on the part of any party to accumulate material amounts of stock to acquire control of us or to change our management. However, the availability of additional authorized but unissued shares of Common Stock could enable the Board to make it more difficult for a person or group of persons to obtain control of the Company by a proxy or tender offer, by issuing shares in a defensive manner. Our existing Articles of Incorporation do provide for a staggered Board of Directors, which also may have material anti-takeover effects, however, the proposed amendment is not part of any plan by management or the Board of Directors to impede a takeover effort and there are no plans by management to recommend further measures to the Board of Directors or Stockholders to discourage tender offers or takeover attempts.

BOARD RECOMMENDATION
Our Board believes it is advisable and in the Company's best interests to amend our Articles of Incorporation to authorize 500,000,000 additional shares of Common Stock which will be available to meet our current obligations under outstanding options, warrants, convertible notes and debentures, for obtaining additional financing and for other corporate purposes. We continue to periodically experience a negative working capital position, which we primarily attribute to our continued inability to finance sufficient additional inventory to meet increased demand for our product and to fund more extensive marketing activities to further increase the demand for our product. These were the primary factors which our Board considered in determining the need for additional shares of stock to enable us to acquire this necessary financing. Although the issuance of additional shares will be dilutive to existing Stockholders, our ability to finance our short and long-term business plans is believed to be critical to our continued operations and, hopefully, our future success. Accordingly, the Board recommends that you vote FOR the proposed amendment to our Articles of Incorporation.

VOTE REQUIRED
Approval of the amendment to the Company's Articles of Incorporation to increase the number of the Company's authorized shares of Common Stock requires the affirmative vote of a majority of our issued and outstanding shares of Common Stock. Abstentions and broker non-votes will have the effect of a vote against the Amendment.

                                  OTHER MATTERS

Only the Proposal set forth in the Notice for this Special Meeting of Stockholders may be presented for vote at this meeting. Stockholder proposals for the 2004 Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices at 510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854, Attn: Chief Financial Officer, not later than July 15, 2004, for inclusion in the Proxy Statement and Proxy relating to the 2004 Annual Meeting of Stockholders.

                                REQUEST FOR VOTE

It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. YOU ARE URGED TO PROMPTLY EXECUTE AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Special Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                         By Order of the Board of Directors,


                                         /s/ Christopher Maus
                                         -------------------------------------
                                         Christopher Maus
                                         Chairman of the Board of Directors,
                                         President and Chief Executive Officer
March 18, 2004
Post Falls, Idaho

       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
                          LIFESTREAM TECHNOLOGIES, INC.
            PROXY - SPECIAL MEETING OF STOCKHOLDERS - APRIL 28, 2004

   The undersigned stockholder of Lifestream Technologies, Inc. hereby appoints Messrs. Christopher Maus and Robert Boyle of Lifestream Technologies, Inc., and either of them, with full power of substitution to each, to act as attorneys-in-fact and proxies to represent the undersigned at the Special Meeting of Stockholders, to be held at the RED LION TEMPLIN'S RESORT LOCATED AT 414 EAST FIRST AVENUE, POST FALLS, IDAHO, ON APRIL 28, 2004, AT 9:00 a.m., local time, and at any and all adjournments thereof, and to vote all of the shares of Common Stock of Lifestream Technologies, Inc. which the undersigned is entitled to vote as fully as if the undersigned were present in person, in the manner indicated below. Receipt of the Notice of Meeting and the accompanying Proxy Statement is hereby acknowledged.
   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY CARD. IF NO SPECIFICATION IS MADE, A VOTE FOR THE PROPOSAL WILL BE ENTERED.
   Should the undersigned be present and elect to vote in person at the Special Meeting or at any adjournment thereof, upon notification to the Secretary of Lifestream Technologies, Inc. at the Meeting of the Stockholder's decision to terminate the proxy, this power of attorney and proxy shall be deemed terminated and of no further force and effect.
            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, WHICH
            RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE REFER TO THE
           PROXY STATEMENT FOR A DISCUSSION OF EACH OF THESE MATTERS.

1. Proposal to amend the Lifestream Technologies, Inc., Articles of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 shares to 750,000,000 shares.
                  [ ] FOR           [ ] AGAINST              [ ] ABSTAIN

The undersigned hereby revokes any and all prior proxies and acknowledges receipt from the Company prior to the execution of this proxy of Notice of Meeting, the Proxy Statement dated March 18, 2004.
   Please sign exactly as your name appears. When signing as attorney, executor, administrator, trustee, or guardian, please give your full name. If shares are held jointly, each holder should sign. Please fill in the date the proxy is signed.

Signature ______________ Signature if held jointly ______________ Dated ________
   PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                    SELF-ADDRESSED POSTAGE-PREPAID ENVELOPE.